EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Receives $67.1 Million U.S. Government Order for ZBV Military Trailers

Ruggedized Z Backscatter Van Screening System to be Deployed for Counterterrorism Applications

BILLERICA, Mass. — Jan. 15, 2009 — American Science and Engineering, Inc. (AS&E®) (NASDAQ: ASEI), a leading worldwide supplier of innovative X-ray detection solutions, announced today the receipt of a $67.1 million order from the U.S. government for a significant quantity of ZBV Military Trailers™ (ZBV Mil Trailer™) — a ruggedized version of the Company’s patented, top-selling Z Backscatter Van™ (ZBV™) cargo and vehicle screening system. The ZBV Mil Trailer will be deployed by the U.S. government for counterterrorism applications in harsh environments.

The ZBV Mil Trailer is a new AS&E product designed and developed with the support of the U.S. government. Like the conventional ZBV, this system is ideal for screening vehicles for car and truck bombs and is easily relocatable in mission-critical areas.

“I am very pleased to announce this milestone order from the U.S. government for the ZBV Military Trailer,” said Anthony Fabiano, AS&E President and CEO. “This sizable order reinforces the continued value the U.S. government places on our proprietary Z Backscatter™ technology to secure checkpoints and borders from vehicle-borne explosives and other high-risk contraband. With technology based on the highly successful Z Backscatter Van, the ZBV Mil Trailer is designed to meet the evolving security requirements of the military for both counterterrorism and force protection applications.”

About ZBV Military Trailer

American Science and Engineering’s ZBV Military Trailer is a ruggedized version of the Z Backscatter Van — the most maneuverable, versatile, and mobile X-ray detection system, and the Number One selling non-intrusive inspection system on the market. The ZBV Mil Trailer is a rugged X-ray screening system built onto a standard military trailer. With one-sided, Z Backscatter™ imaging, security officials can use the ZBV Mil Trailer for screening vehicles, containers, and other cargo for terrorist threats and contraband — simply by towing the trailer past the subjects, or by remaining stationary while vehicles drive past the trailer. The ZBV Mil Trailer employs AS&E’s patented Z Backscatter technology, which produces photo-like images of the contents of a container or vehicle, highlighting organic materials such as explosives and other high-risk materials.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), HM Revenue & Customs (U.K.), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.